                                                                      EXHIBIT 23



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ON FINANCIAL STATEMENT SCHEDULE



Ridgeview, Inc.
Newton, North Carolina


The audits referred to in our report dated March 13, 1998 relating to the consolidated financial statements of Ridgeview, Inc. and Subsidiaries, which is incorporated in Item 14 of Form 10-K by reference to the annual report to stockholders for the year ended December 31, 1997, included the audit of the financial statement schedule listed in the accompanying index. This financial statement schedule is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

In our opinion such financial statement schedule presents fairly, in all material respects, the information set forth therein.


                                                        /s/ BDO Seidman, LLP

Greensboro, North Carolina                                  BDO Seidman, LLP
March 13, 1998

                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Ridgeview, Inc.
Newton, North Carolina


We hereby consent to the incorporation by reference in Registration Statement No. 333-29109 on Form S-8 of our reports dated March 13, 1997, relating to the consolidated financial statements and schedules of Ridgeview, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


                                                            /s/ BDO Seidman, LLP

Greensboro, North Carolina                                      BDO Seidman, LLP
March 30, 1998